Exhibit 99.1

Pioneer Power Reports Financial Results for Third Quarter 2024

Critical Power Business Segment Revenue Up 130%

Declares One-time Special Cash Dividend of $1.50 per share

Guides to $27 Million to $29 Million of Revenue for 2025

FORT LEE, N.J., Nov. 14, 2024 /Business Wire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, and service of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today provided a business update and announced unaudited financial results for the quarter ended September 30, 2024.

On October 29, 2024, the Company announced that it had sold its Pioneer Custom Electrical Products, LLC (“PCEP”) business unit to Mill Point Capital LLC (“Mill Point”), a middle-market private equity firm located in New York City, for $50 million in a cash and equity transaction. Consequently, the Company is now solely focused on the growth and profitability of its Critical Power and eMobility business.

Also, as a result of the sale, the Company’s Board of Directors declared a one-time special cash dividend of $1.50 per share to be paid on January 7, 2025, to stockholders of record as of December 17, 2024. The special dividend will result in an aggregate distribution of approximately $16.5 million based on the current number of shares outstanding. The special dividend will be funded with the proceeds from the sale of the Company’s Electrical Infrastructure Equipment segment.

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, commented, “Our Critical Power business segment delivered outstanding year-over-year revenue growth of 130% and generated positive income from operations. The opportunities for future growth for this business, which is anchored by our e-Boost platform, are massive. Through rapid and effective product innovation, we believe we are setting the standard for off-grid mobile EV charging solutions.”

Financial Highlights from the Company’s Critical Power Business Segment for the Three Months Ended September 30, 2024 (Unaudited):

●	Revenue was $6.4 million, an increase of 130% as compared to $2.8 million during the third quarter of 2023.
●	Gross profit was $1.5 million, or a gross margin of approximately 24%, as compared to $439,000, or a gross margin of approximately 16%, during the third quarter of 2023.
●	Income from operations was $211,000, compared to a loss from operations of $621,000 during the third quarter of 2023, a year-over-year improvement of $832,000.
●	Backlog was $24.0 million as of September 30, 2024, up approximately 200% as compared to $8.0 million as of September 30, 2023.

Recent Business Highlights

●	Sold its PCEP business unit for $50 million in a cash and equity transaction.
●	Completed and delivered multiple e-Boost units to satisfy a contract with BC Hydro and Power Authority recognizing approximately $3.0 million in revenue.
●	Delivered two e-Boost units to SparkCharge, Inc. (“SparkCharge”) as part of a groundbreaking collaboration launched in August of this year and expects to deliver approximately 10 more e-Boost units in 2025.
●	Executed multiple lease extensions with our top three e-Boost leasing customers.

Mazurek continued, “We have narrowed our focus to our Critical Power business and the broad opportunities in the mobile EV charging market to fuel our future growth. As a result of our innovative solutions, e-Boost is now synonymous with reliable and sustainably powered, off-grid mobile EV charging solutions. We believe we have a robust backlog of orders, our collaboration with SparkCharge is exceeding expectations and we have the capital to take this Critical Power and eMobility business to new heights. We expect strong double-digit revenue growth and an increase in profitability for 2025.”

Third Quarter 2024 Consolidated Financial Results (Unaudited)

Revenue

Consolidated revenue for the three months ended September 30, 2024, was $10.9 million, a decrease of 4.7%, as compared to $11.5 million during the third quarter of last year, primarily due to a decrease in sales of equipment in the Electrical Infrastructure segment. Revenue from the Electrical Infrastructure segment decreased by 48%, and revenue from the Critical Power segment increased by 130% during the third quarter of 2024 as compared to the same period last year.

Gross Profit/Margin

Consolidated gross profit for the third quarter of 2024 was $2.1 million, or 18.9% of revenue, compared to $3.7 million, or 32.3% of revenue, for the same period in 2023. The decrease in consolidated gross profit and margin is primarily due to a decrease in sales of power systems and switchgear equipment in the Electrical Infrastructure segment, which was partially offset by an increase in sales of our e-Boost equipment in the eMobility business and an increase in service sales.

Operating Income (Loss)

For the three months ended September 30, 2024, loss from operations was $1.1 million, as compared to income from operations of $940,000 for the third quarter of 2023, a decrease of $2.0 million.

Net Income (Loss)

The Company’s net loss during the three months ended September 30, 2024, was $1.1 million, or $(0.10) per basic and diluted share, as compared to net income of $1.0 million, or $0.10 per basic and diluted share, during the same period last year.

Balance Sheet Summary

As of September 30, 2024, the Company had $3.1 million of cash on hand and working capital of $9.1 million, compared to $3.6 million of cash on hand and working capital of $9.4 million as of December 31, 2023. The Company had no bank debt on the balance sheet as of September 30, 2024.

Subsequent to the quarter end, the Company received net cash proceeds of approximately $48 million from the sale of its PCEP business.

2025 Outlook

Management withdraws its financial guidance for 2024 given the sale of the Company’s PCEP business unit on October 29, 2024.

Management expects revenue of $27 to $29 million for the full year 2025, which represents year-over-year growth of approximately 25%.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2025 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements”.

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements”.

Earnings Conference Call:

Management will host a conference call Monday, November 18, 2024, at 4:30 p.m. Eastern Time to discuss Pioneer’s third quarter 2024 financial results with the investment community.

Anyone interested in participating should call 1-877-407-0789 if calling within the United States or 1-201-689-8562 if calling internationally. When asked, please reference the conference ID: PIONEER.

A replay will be available until Monday, December 2, 2024, which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use Access ID: 13750028 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1696559&tp_key=fb977214c6.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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